SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report ( Date of Earliest Event Reported ): May 9, 2006
KIRKLAND’S, INC.
(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification
Organization)		Number)
805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)
(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     2005 Executive Officer Bonuses
     On May 9, 2006 our Board of Directors reviewed the achievement of personal performance goals for fiscal 2005 with respect to our executive officers. Following the recommendation of the Compensation Committee, the Board determined that certain executive officers had achieved their personal performance goals so as to entitle them to a portion of their total bonus potential under their respective employment agreements. Based on that review, the Board approved the following annual bonuses for fiscal 2005 for the executive officers named below:

Executive Officer	Fiscal 2005 Bonus
Robert E. Alderson, Chief Executive Officer	$30,000

Reynolds C. Faulkner, Executive Vice President and Chief Financial Officer (until April 30, 2006)	$30,000

Dwayne F. Cochran, Executive Vice President and Director of Stores	$30,000
     Executive Officer Option Grants
     Also on May 9, 2006, following the recommendation of the Compensation Committee, the Board approved option grants to the following executives, in the following amounts, with an exercise price equal to the closing price of our stock on the grant date:

Executive Officer	Option Grant
Robert E. Alderson, Chief Executive Officer	50,000 shares

Catherine A. David, President and Chief Operating Officer	(1)

Michael Madden, Vice President and Chief Financial Officer	20,000 shares

Dwayne F. Cochran,
Executive Vice President and Director of Stores	25,000 shares

(1)	Ms. David previously received an equity grant in fiscal 2006 pursuant to her employment agreement.

     2006 Executive Officer Bonus Plan
     Also on May 9, 2006, following the recommendation of the Compensation Committee, the Board approved a management bonus plan for fiscal 2006, including the financial criteria and range of potential bonus payments for each participant. Except to the extent otherwise indicated in the chart below, the opportunity for the executive officers to earn a bonus for fiscal 2006 depends on the achievement by the Company of a specified level of earnings per share in fiscal 2006 (the “financial goal”). No financial goal-based bonus will be earned unless the Company achieves at least 85% of the financial goal, and the target bonus amount is earned if the financial goal is achieved at the 100% level, with a pro rata entitlement between those two points. The executive officers have the opportunity to earn up to 150% of the target bonus level if the financial goal is achieved at the 125% level. The percentage of each executive officer’s base salary which may be earned at the target financial goal level is set forth in the chart below:

Executive Officer	Target Bonus Amount as a Percentage of Base Salary
Robert E. Alderson, Chief Executive Officer	100%

Catherine A. David, President and Chief Operating Officer	100%

Dwayne F. Cochran, Executive Vice President and Director of Stores	100	%(2)

Michael Madden, Vice President and Chief Financial Officer	50%

(2)	The ability to earn 75% of this amount is based on the financial goal, while the ability to earn 25% of this amount is dependent on the achievement of personal performance goals determined by the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Robert E. Alderson
		Name:	Robert E. Alderson
Date: May 11, 2006		Title:	Chief Executive Officer